POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Andrew Fradkin, Tashia Rivard, Julie Johnston and Gregory Smith as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including but not limited to Section 16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of Vyyo Inc., a Delaware corporation (the "Company"), including but not limited to Forms 3, 4 and 5 under such act and any amendments thereto.

            The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Exchange Act.

            This power of attorney shall be valid from the date hereof until the undersigned is no longer required to make filings under the Exchange Act with respect to the Company's securities, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

            IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 18th day of July, 2005.

/s/ Davidi Gilo

Davidi Gilo

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